EXHIBIT 3.1

ARTICLES OF MERGER

OF

POMS CORP

(a Maryland corporation)

WITH AND INTO

PHH CORPORATION

(a Maryland corporation)

POMS CORP, a Maryland corporation (the “Merging Corporation”), and PHH CORPORATION, a Maryland corporation (the “Surviving Corporation”), do hereby certify to the State Department of Assessments and Taxation of Maryland (the “SDAT”) as follows:

FIRST:                                                        The Surviving Corporation and the Merging Corporation agree to merge in the manner hereinafter set forth (the “Merger”) and as contemplated by the Agreement and Plan of Merger, dated as of February 27, 2018 (the “Merger Agreement”), by and among Ocwen Financial Corporation, a Florida corporation (“Parent”), the Merging Corporation, a wholly-owned subsidiary of Parent, and the Surviving Corporation.

SECOND:                                         The name and place of incorporation of each party to the Merger are: “POMS Corp,” a Maryland corporation, and “PHH Corporation,” a Maryland corporation.  The Surviving Corporation is the entity to survive the Merger and continue as a corporation of the State of Maryland under the name “PHH Corporation” pursuant to the Maryland General Corporation Law.

THIRD:                                                   The principal office of the Merging Corporation is located in Baltimore City, State of Maryland.  The Merging Corporation owns no interest in land in the State of Maryland.  The principal office of the Surviving Corporation is located in Baltimore County, State of Maryland.  The Surviving Corporation owns no interest in land in the State of Maryland.

FOURTH:                                        The terms and conditions of the Merger set forth in these Articles of Merger were advised, authorized, and approved by each party to these Articles of Merger in the manner and by the vote required by its respective charter and the laws of the State of Maryland.  The manner of approval was as follows:

(a)                                 The Board of Directors of the Merging Corporation, by a written consent dated February 26, 2018, adopted resolutions pursuant to which it determined that the proposed Merger was advisable and in the best interests of the Merging Corporation and approved the proposed Merger on substantially the terms and conditions set forth or referred to in the resolutions.  The Merger was approved by Parent, the sole stockholder of the Merging Corporation, by a written consent dated February 26, 2018.  The Parent, the sole stockholder of the Merging Corporation, waived all notice of the time, place, prior written notice and purpose of a meeting to act on the proposed Merger.

(b)                                 The Board of Directors of the Surviving Corporation at a meeting duly called and held on February 27, 2018 adopted resolutions declaring that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable, and approved the Merger on substantially the terms and conditions set forth or referred to in the resolutions, and directed that the Merger be submitted for consideration at a special meeting of the stockholders of the Surviving Corporation.  Notice which stated that a purpose of the special meeting was to act on the proposed Merger was given by the Surviving Corporation to its stockholders as required by law.  The proposed Merger was approved by the stockholders of Surviving Corporation at a special meeting of stockholders duly called and held on June 11, 2018 by the affirmative vote of the holders of at least a majority of the votes represented by the total number of Surviving Corporation Common Shares (as defined below in Article SIXTH) outstanding and entitled to be voted on the matter, as required by the law of the State of Maryland and the charter of the Surviving Corporation.  There are no shares of Surviving Corporation Preferred Stock outstanding and entitled to notice of, or to be voted on, the matter.

FIFTH:                                                       The total number of shares of stock of all classes that the Merging Corporation has authority to issue is 1,000 shares of common stock, $0.10 par value per share (the “Merging Corporation Common Shares”).  The aggregate par value of all shares of stock of all classes of the Merging Corporation having a par value is $100.00.

SIXTH:                                                     The total number of shares of stock of all classes that the Surviving Corporation has authority to issue is 275,000,000 shares, par value $0.01 per share, consisting of (a) 273,910,000 shares of Common Stock, $0.01 par value per share (the “Surviving Corporation Common Shares”), and (b) 1,090,000 shares of Preferred Stock, $0.01 par value per share (the “Surviving Corporation Preferred Shares”).  The aggregate par value of all shares of stock of all classes of the Surviving Corporation having a par value is $2,750,000.

SEVENTH:                                 The Merger changes the authorized stock of the Surviving Corporation as follows:

(a)  Immediately prior to the Effective Time (as defined below in Article ELEVENTH of these Articles of Merger), the total number of shares of stock of all classes that the Surviving Corporation has authority to issue is 275,000,000 shares, par value $0.01 per share, consisting of (a) 273,910,000 Surviving Corporation Common Shares, and (b) 1,090,000 Surviving Corporation Preferred Shares.  As changed by the Merger, at the Effective Time, the total number of shares of stock of all classes which the Surviving Corporation has authority to issue is 1,000 shares, all of which shares are classified as common stock, par value $0.10 per share.

(b)  Immediately prior to the Effective Time, the aggregate par value of all shares of stock of all classes of the Surviving Corporation having a par value is $2,750,000.  As changed by the Merger, at the Effective Time, the aggregate par value of all authorized shares of stock of all classes of the Surviving Corporation is $100.00.

EIGHTH:                                          At the Effective Time, (a) as permitted by Section 3-109(d)(1) of the Maryland General Corporation Law, the charter of the Surviving Corporation shall be amended

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as part of the Merger as set forth on Schedule A hereto, (b) the By-Laws of the Merging Corporation in effect immediately prior to the Effective Time of the Merger shall become the By-Laws of the Surviving Corporation, subject to amendment to incorporate the provisions of Article IX (Indemnification) of the By-Laws of the Surviving Corporation as in effect immediately prior to the Effective Time, and (c) the directors and officers of the Merging Corporation immediately prior to the Effective Time of the Merger shall become the directors and officers, respectively, of the Surviving Corporation (except that the Chief Executive Officer of the Surviving Corporation prior to the Effective Time will remain as the Chief Executive Officer of the Surviving Corporation after the Effective Time) until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal.  The Merger amends the total number of shares of stock of all classes that the Surviving Corporation has the authority to issue and the aggregate par value of all the shares of stock of classes that the Surviving Corporation has the authority to issue as set forth in Article SEVENTH of these Articles of Merger and as set forth in Schedule A hereto.

NINTH:                                                   At the Effective Time, pursuant to the terms of the Merger Agreement, the Merging Corporation shall be merged with and into the Surviving Corporation with the Surviving Corporation surviving the Merger; and, thereupon, the Surviving Corporation shall possess any and all purposes and powers of the Merging Corporation; and all leases, licenses, property, rights, privileges and powers of whatever nature and description of the Merging Corporation shall be transferred to, vested in, and devolved upon the Surviving Corporation, without further act or deed, and all of the debts, liabilities, duties and obligations of the Merging Corporation will become the debts, liabilities, duties and obligations of the Surviving Corporation.  Except as otherwise specifically provided in these Articles of Merger, the consummation of the Merger at the Effective Time shall have the effects set forth in Section 3-114 of the Maryland General Corporation Law.

TENTH:                                                 At the Effective Time, as more fully described in the Merger Agreement, by virtue of the Merger and without any action on the part of the Merging Corporation or the Surviving Corporation:

(a)                                 Each Surviving Corporation Common Share issued and outstanding immediately prior to the Effective Time (excluding those shares subject to this Article TENTH, subparagraph (d)) shall automatically be cancelled and shall cease to exist and shall be converted into the right to receive an amount in cash equal to $11.00, without interest (such amount, the “Merger Consideration”).  At the Effective Time, certificates representing Surviving Corporation Common Shares, if any, prior to the Effective Time shall be deemed for all purposes to represent the Merger Consideration into which such Surviving Corporation Common Shares were converted in the Merger pursuant to this Article TENTH, subparagraph (a) and the holders of Surviving Corporation Common Shares (excluding those shares subject this Article TENTH, subparagraph (d)) as of immediately prior to the Effective Time will, as of the Effective Time, cease to be, and will have no rights as, stockholders of the Surviving Corporation, other than rights to receive the Merger Consideration as provided in the Merger Agreement;

(b)                                 There are no Surviving Corporation Preferred Shares outstanding;

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(c)                                  Each outstanding Merging Corporation Common Share shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.10 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.  At the Effective Time, all certificates representing any Merging Corporation Common Shares shall be deemed for all purposes to represent the number of Surviving Corporation Common Shares into which they were converted in accordance with the immediately preceding sentence;

(d)                                 Each Surviving Corporation Common Share issued and outstanding prior to the Effective Time owned by Parent or the Merging Corporation (other than shares held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties) immediately prior to the Effective Time shall be cancelled, and no payment shall be made with respect thereto.

ELEVENTH:                        The Merger shall become effective upon the acceptance for record of these Articles of Merger by the SDAT (the “Effective Time”).

TWELFTH:                               Each of the undersigned acknowledges these Articles of Merger to be the act and deed of the respective entity on behalf of which he or she has signed, and further, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts relating to the entity on whose behalf he or she has signed are true in all material respects and that this statement is made under the penalties of perjury.

— Signature page follows —

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IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto this 4th day of October, 2018.

ATTEST:		MERGING CORPORATION:

POMS CORP, a Maryland corporation

/s/Michael J. Stanton		By:	/s/John V. Britti
Name:	Michael J. Stanton	Name:	John V. Britti
Title:	Assistant Secretary	Title:	President and Chief Executive Officer

ATTEST:		SURVIVING CORPORATION:

PHH CORPORATION, a Maryland corporation

/s/Ryan Melcher		By:	/s/Robert B. Crowl
Name:	Ryan Melcher	Name:	Robert B. Crowl
Title:	Vice President, Deputy General Counsel and Corporate Secretary	Title:	President and Chief Executive Officer

Schedule A

PHH CORPORATION, a Maryland corporation (hereinafter the “Corporation”), having its principal office in the State of Maryland in Baltimore County, Maryland, desires to amend its charter as part of the Merger being effected pursuant to the Articles of Merger to which this Schedule A is attached and forms a part as herein set forth:

FIRST:                                                        Article THIRD of Article THIRD of the Articles of Amendment and Restatement that were filed with, and accepted of record by, the State Department of Assessments and Taxation of Maryland (the “SDAT”) on January 31, 2005, as supplemented by Articles Supplementary filed with, and accepted of record by, the SDAT on March 27, 2008, and as amended by Articles of Amendment filed with, and accepted of record by, the SDAT on June 12, 2009 and Articles of Amendment filed with, and accepted of record by, the SDAT on June 12, 2013 (collectively, the “Articles of Amendment and Restatement, as amended”), is hereby deleted in its entirety and replaced it in its entirety with the following:

THIRD:                                                   The purpose for which the Corporation is formed is to engage in any lawful business.

SECOND:                                         Article SIXTH of Article THIRD of the Articles of Amendment and Restatement, as amended, is hereby deleted in its entirety and replaced it in its entirety with the following:

SIXTH:                                                     The total number of shares of capital stock which the Corporation has authority to issue is 1,000 shares of common stock par value of $0.10 per share, with the par value amounting in the aggregate to $100.00.

THIRD:                                                   Article SEVENTH of Article THIRD of the Articles of Amendment and Restatement, as amended, is hereby deleted in its entirety and replaced it in its entirety with the following:

SEVENTH:                                 The number of directors of the Corporation shall initially be fixed at one, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force.  The sole director, who shall serve until the next annual meeting of stockholders of the Corporation or until his successor is duly elected and qualified, is:

John V. Britti.

FOURTH:                                        Article EIGHTH of Article THIRD of the Articles of Amendment and Restatement, as amended, is hereby deleted in its entirety and replaced it in its entirety with the following:

EIGHTH:                                          Without in any manner excluding or limiting any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force, the following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:

(a)                                 The Corporation reserves the right to make any amendment of the charter of the Corporation, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock.

(b)                                 To the maximum extent that Maryland law, as amended or interpreted from time to time, permits limitation of the liability of directors and officer, no current or former director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages.  Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or By-Laws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(c)                                  The Corporation shall indemnify (A) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the Maryland General Corporation Law now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s By-Laws and be permitted by applicable law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or By-Laws inconsistent with this Article, shall apply to or affect in any respect the right to indemnification provided hereunder with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

FIFTH:                                                       Article NINTH and Article TENTH of Article THIRD of the Articles of Amendment and Restatement, as amended, are hereby deleted in their entirety.

SIXTH:                                                     For clarity, the name of the Corporation, the principal office of the Corporation in the State of Maryland and the name and address of the resident agent of the Corporation are not amended hereby.

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